Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.1 to Registration Statement on Form S- 1 of Powerstorm Holdings, Inc. of our report dated April 8, 2015 relating to the financial statements as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 3, 2015